SCHEDULE 2

                      WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                SUBCUSTODIAN

Argentina              Citibank, N.A.
Australia              National Australia Bank Limited
Austria                Bank Austria Creditanstalt AG
Bahrain                HSBC Bank Middle East
Bangladesh             The Hongkong and Shanghai Banking Corporation, Limited
Belgium                ING Belgium SA/NV
Benin                  Societe Generale de Banques en Cote d'lvoire
Bermuda                Bank of Bermuda Limited
Bolivia                Citibank, N.A.
Botswana               Barclays Bank of Botswana Ltd.
Brazil                 BankBoston, N.A.
Bulgaria               ING Bank N.V.
Burkina Faso           Societe Generale de Banques en Cote d'lvoire
Canada                 Royal Bank of Canada
Chile                  BankBoston, N.A.
China                  The Hongkong and Shanghai Banking Corporation, Shanghai
                       and Shenzhen
Colombia               Cititrust Colombia S.A.
Costa Rica             Banco BCT
Croatia                Privredna Banka Zabreb d.d.
Cyprus                 Bank of Cyprus Ltd.
Czech Republic         Ceskoslovenska Obchodni Banka A.S.
Denmark                Danske Bank
Ecuador                Citibank, N.A.
Egypt                  Citibank, N.A.
Estonia                Hansabank, Ltd.
Euromarket             Clearstream Banking Luxembourg
Euromarket             Euroclear Bank
Finland                Nordea Bank Finland plc
France                 BNP Paribas Securities Services/Credit Agricole Indosuez
Germany                Dresdner Bank AG
Ghana                  Barclays Bank of Ghana Ltd.
Greece                 BNP Paribas Securities Services
Guinea Bissau          Societe Generale de Banques en Cote d'lvoire
Hong Kong              The Hongkong and Shanghai Banking Corporation, Limited
Hungary                HVB Bank Hungary Rt.
Iceland                Landsbanki Islands
India                  The Hongkong and Shanghai Banking Corporation, Limited
Indonesia              The Hongkong and Shanghai Banking Corporation, Limited
Ireland                AIB/BNY Trust Company Limited
Israel                 Bank Leumi Le-Israel B.M.
Italy                  Banca Intesa
Ivory Coast            Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                First Caribbean Trust & Merchant Bank Jamaica Ltd.
Japan                  The Bank of Tokyo-Mitsubishi Limited/Mizuho Corporate
                       Bank, Limited
Jordan                 HSBC Bank Middle East
Kazakhstan             The Hongkong and Shanghai Banking Corporation Limited
Kenya                  Barclays Bank of Kenya Limited
Latvia                 Hansabanka Limited
Lebanon                HSBC Bank Middle East
Lithuania              Vilniaus Bankas
Luxembourg             Banque et Caisse d'Epargne de L'Etat
Malaysia               HongKong Bank Malaysia Berhad
Mali                   Societe Generale de Banques en Cote d'lvoire
Malta                  HSBC Bank Malta p.l.c.
Mauritius              Hongkong and Shanghai Banking Corporation, Limited.
Mexico                 Banco Nacional de Mexico
Morocco                Banque Commerciale du Maroc
Namibia                Standard Bank Namibia Ltd.
NASDAQ Europe          ING Belgium SA/NV
Netherlands            Fortis Bank (Nederland) N.V.
New Zealand            National Australia Bank Ltd.
Niger                  Societe Generale de Banques en Cote d'lvoire
Nigeria                Stanbic Bank Nigeria Limited
Norway                 Den norske Bank ASA
Oman                   HSBC Bank Middle East
Pakistan               Standard Chartered Bank
Palestinian Autonomous
Area                   HSBC Bank Middle East, Ramallah
Panama                 BankBoston, N.A.
Peru                   Citibank, N.A.
Philippines            The Hongkong and Shanghai Banking Corporation, Limited
Poland                 ING Bank Slaski
Portugal               Banco Comercial Portugues, S.A.
Qatar                  HSBC Bank Middle East, Doha
Romania                ING Bank Bucharest
Russia                 ING Bank (Eurasia)
                       Vneshtorgbanke (MinFin Bonds only)
Senegal                Societe Generale de Banques en Cote d'lvoire
Singapore              United Overseas Bank Limited/
                       The Development Bank of Singapore Ltd.
Slovak Republic        Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia               Bank Austria Creditanstalt d.d. Ljubljana
South Africa           Standard Corporate and Merchant Bank
South Korea            The Hongkong and Shanghai Banking Corporation, Limited
Spain                  Banco Bilbao Vizcaya Argentaria SA /
                       Banco Santander Central Hispano
Sri Lanka              The Hongkong and Shanghai Banking Corporation, Limited
Swaziland              Standard Bank Swaziland Limited
Sweden                 Skandinaviska Enskilda Banken
Switzerland            Credit Suisse First Boston
Taiwan                 The Hongkong and Shanghai Banking Corporation, Limited
Thailand               The Hongkong and Shanghai Banking Corporation, Limited/
                       Bangkok Bank Public Company Ltd.
Togo                   Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago      Republic Bank Limited
Tunisia                Banque Internationale Arabe de Tunisie
Turkey                 Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                 HSBC Bank Middle East, Dubai
Ukraine                ING Bank Ukraine
United Kingdom         The Bank of New York/The Depository & Clearing Centre
United States          The Bank of New York
Uruguay                BankBoston, N.A.
Venezuela              Citibank, N.A.
Vietnam                The Hongkong and Shanghai Banking Corporation, Limited
Zambia                 Barclays Bank of Zambia Limited
Zimbabwe               Barclays Bank of Zimbabwe Limited

10/06/03